Exhibit 4.1

AMENDMENT TO RIGHTS AGREEMENT

This Amendment to Rights Agreement (the “Amendment”) is dated as of September 22, 2010, between Itron, Inc., a Washington corporation (the “Company”), and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services) (the “Rights Agent”), and amends the Rights Agreement, dated as of December 11, 2002, between the Company and the Rights Agent (as amended, the “Rights Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement. All section and exhibit references are to sections and exhibits of the Rights Agreement.

WHEREAS, pursuant to Section 26, the Company and the Rights Agent may from time to time supplement or amend any provision of the Rights Agreement in accordance with the terms of such Section 26.

NOW, THEREFORE, in consideration of the foregoing premises and mutual agreements set forth in this Amendment, the parties hereby amend the Rights Agreement as follows:

1. Section 1 of the Rights Agreement is hereby amended as follows:

The definition of Acquiring Person is hereby amended and restated in its entirety as follows:

“Acquiring Person” shall mean any Person (as hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, and together with any other Person with whom such Person is Acting in Concert (as hereinafter defined) (or any Affiliate or Associate thereof), shall be the Beneficial Owner (as hereinafter defined) of 15% or more of the Common Shares (as hereinafter defined) then outstanding but shall not include (i) an Exempt Person (as hereinafter defined) or (ii) any Designated Holder, unless and until such time as such Designated Holder shall become the Beneficial Owner of 17% or more of the Common Shares of the Company then outstanding; provided that no Designated Holder shall become an “Acquiring Person” due to any acquisition of Beneficial Ownership (as such term is hereinafter defined) or other effect by reason of or due to any action taken by the Company (including, without limitation, repurchases of securities or dividends on equity securities). “Designated Holder” shall mean BlackRock Inc., together with all of its Affiliates and Associates (“BlackRock”), until the earliest of (a) such time as BlackRock ceases to Beneficially Own (as such term is hereinafter defined) 10% or more of the Common Shares of the Company, (b) such time as BlackRock Inc. or any Parent (as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) is subject to a change of control as determined by the Board in its sole discretion, or (c) such time as BlackRock reports or is required to report on Schedule 13D (or any successor or comparable report) its Beneficial Ownership of Common Shares of the Company. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by such Person to 15% (or, in the case of a Designated Holder, 17%) or more of the Common Shares of the Company then outstanding; provided, however, that if (a) any Person other than a Designated Holder shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding solely by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of one or more additional Common Shares of the Company, then such Person shall be deemed to be an “Acquiring Person” unless upon becoming the Beneficial Owner of such additional shares of Common Stock such Person does not Beneficially Own 15% or more of the shares of Common Stock then outstanding; and (b) any Designated Holder shall become the Beneficial Owner of 17% or more of the Common Shares of the Company then outstanding solely by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of one or more additional Common Shares of the Company, then such Designated Holder shall be deemed to be an “Acquiring Person” unless upon becoming the Beneficial Owner of such additional shares of Common Stock such Designated Holder does not Beneficially Own 17% or more of the shares of Common Stock then outstanding. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned a percentage of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and without any intention of changing or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this definition, then such Person shall not be deemed to be or have become an “Acquiring Person” at any time for any purposes of this Agreement. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time (from the adoption of this Agreement and thereafter), including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement, without regard to the 60-day limitation in Rule 13d-3(d)(1)(i).”

2. A new definition is hereby added to the Rights Agreement immediately following the definition of “Acquiring Person”, to read in its entirety as follows:

“A Person shall be deemed to be “Acting in Concert” with another Person if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert or in parallel with such other Person, or towards a common goal with such other Person, relating to changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, where (i) each Person is conscious of the other Person’s conduct and this awareness is an element in their decision-making processes and (ii) at least one additional factor supports a determination by the Board that such Persons intended to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel. A Person who is Acting in Concert with another Person shall also be deemed to be Acting in Concert with any third party who is also acting in concert with such other Person.

No Person shall be deemed to be Acting in Concert with another Person solely as a result of (i) making or receiving a solicitation of, or granting or receiving, revocable proxies or consents given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act (as such term is hereinafter defined) by means of a solicitation statement filed on Schedule 14A, or (ii) soliciting or being solicited for, or tendering or receiving, tenders of securities in a public tender or exchange offer made pursuant to, and in accordance with, Section 14(d) of the Exchange Act by means of a tender offer statement filed on Schedule TO.”

3. The definitions of “Beneficial Owner,” “Beneficially Own” and “Beneficial Ownership” are hereby amended and restated in their entirety as follows:

“A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” or have “Beneficial Ownership” of any securities:

(i) which such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (A) voting power which includes the power to vote, or to direct the voting of, such security (except that a Person shall not be deemed to be the Beneficial Owner of any security under this clause (A) if such voting power arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by means of a solicitation statement filed on Schedule 14A), and/or (B) investment power which includes the power to dispose, or to direct the disposition of such security;

(ii) which such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), directly or indirectly, has the Right to Acquire; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to

Beneficially Own, (w) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (x) securities which such Person has a Right to Acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person, or (y) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3.1 or Section 22 (“Original Rights”) or pursuant to Section 11.9 or Section 11.15 with respect to an adjustment to Original Rights;

(iii) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof), or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), with whom such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), has an agreement, arrangement or understanding to act together for the purpose of acquiring, holding, voting or disposing of any securities of the Company (except that a Person shall not be deemed to be the Beneficial Owner of any security under this Section 1.3(iii) if such voting power arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by means of a solicitation statement filed on Schedule 14A); or

(iv) of which such Person would otherwise be deemed to be the beneficial owner pursuant to Rule 13d-3 under the Exchange Act.

A Person who or which, together with all Affiliates and Associates of such Person, and together with any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), shall be the “Beneficial Owner” (within the meaning of Sections 1.3(i) through 1.3(iv) hereof) of 5% or more of the Common Stock then outstanding, shall also be deemed to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Person, any Affiliate or Associate of such Person, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof); provided that, for the purposes of the definition of Synthetic Equity Position, the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Person satisfying the requirements of Rule 13d-1(b)(1) (other than a Person that so satisfies Rule 13d-1(b)(1) solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to Beneficially Own the notional amount of any securities that underlie a Synthetic Equity Position held by such Person as a hedge with respect to a bona fide derivatives trade or position of such Person arising in the ordinary course of such Person’s business as a derivatives dealer.

No Person shall be deemed to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any securities which such Person or any of such Person’s Affiliates or Associates would otherwise be deemed to “Beneficially Own” pursuant to this Section 1.4 solely as a result of any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates), or any tender, voting or support agreement entered into by such Person (or one or more of such Person’s Affiliates or Associates) in connection therewith, if, prior to such Person becoming an Acquiring Person, the Board has approved such merger or other acquisition agreement, or such tender, voting or support agreement.

No Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any securities that are “Beneficially Owned” (as defined in this Section 1.3), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

“Right to Acquire” shall mean a legal, equitable or contractual right to acquire (whether directly or indirectly and whether exercisable immediately, or only after the passage of time, compliance with regulatory requirements, fulfillment of a condition or otherwise), pursuant to any agreement, arrangement or understanding, whether or not in writing (excluding customary agreements entered into in good faith with and between an underwriter and selling group members in connection with a firm commitment underwriting registered under the Securities Act of 1933, as amended (the “Securities Act”)), or upon the exercise of any option, warrant or right, through conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, pursuant to the power to terminate a repurchase or similar so-called “stock borrowing” agreement or arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

4. A new definition is hereby added to the Rights Agreement immediately following the definition of “Exchange Consideration”, to read in its entirety as follows:

“Exempt Person” shall mean the Company, any Subsidiary of the Company, in each case including, without limitation, its fiduciary capacity, or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company.

5. The definition of “Business Day” in Section 1 of the Rights Agreement is hereby amended by adding, after the phrase “institutions in New Jersey”, the phrase “, New York”.

6. Section 25 of the Rights Agreement is hereby amended by replacing the address to which copies of notices to the Rights Agent should be sent by the following:

“Mellon Investor Services LLC

Newport Office Center VII

480 Washington Blvd.

Jersey City, New Jersey 07310

Attention: Legal Department”

7. Section 26 of the Rights Agreement is hereby amended by adding, prior to the final sentence thereto, the following sentence:

“Notwithstanding anything contained in this Rights Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Rights Agreement.”

8. Section 29 of the Rights Agreement is hereby amended by adding, after the phrase “affected, impaired or invalidated”, the following:

“; provided, however, that if such excluded provision shall effect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately”.

9. A new Section 33 is hereby added to the Rights Agreement as follows:

“SECTION 33. FORCE MAJEURE

Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions or computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

10. A new Section 34 is hereby added to the Rights Agreement as follows:

“SECTION 34. MISCELLANEOUS.

(a) The Company acknowledges that the Rights Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Rights Agent must obtain, verify and record information that allows the Rights Agent to identify the Company. Accordingly, prior to accepting an appointment hereunder, the Rights Agent may request information from the Company that will help the Rights Agent to identify the Company, including without limitation the Company’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that the Company deems necessary. The Company agrees that the Rights Agent cannot accept an appointment hereunder unless and until the Rights Agent verifies the Company’s identity in accordance with the Customer Identification Program requirements.

(b) The Bank of New York Mellon Corporation (“BNYM”) has adopted an incentive compensation program designed (i) to facilitate clients gaining access to and being provided with explanations about the full range of products and services offered by BNYM and its subsidiaries and (ii) to expand and develop client relationships. This program may lead to the payment of referral fees and/or bonuses to employees of BNYM or its subsidiaries who may have been involved in a referral that resulted in the execution of obtaining of products or services by the Company covered by this Rights Agreement or which may be ancillary or supplemental to such products or services. Any such referral fees or bonuses are funded solely out of fees and commissions paid by the Company under this Rights Agreement or with respect to such ancillary or supplemental products or services.”

11. Exhibit B to the Rights Agreement is hereby amended by changing the signature guarantee references therein from: “Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17-Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. Guarantees by a notary public are not acceptable.” to the following:

“Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.”

12. This Amendment shall be effective as of the date hereof and, except as expressly set forth herein, the Rights Agreement shall remain in full force and effect and be otherwise unaffected hereby.

13. This Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all such counterparts shall together constitute one and the same document.

14. Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ITRON, INC

By:	/s/ Steven M. Helmbrecht
Name: Title:	Steven M. Helmbrecht Sr. V.P. and CFO

MELLON INVESTOR SERVICES LLC, as Rights Agent

By:	/s/ Thomas L. Cooper
Name: Title:	Thomas L. Cooper Vice President

Certificate No. R-	Rights

NOT EXERCISABLE AFTER DECEMBER 11, 2012 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY AT $0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.

RIGHTS CERTIFICATE

ITRON, INC.

This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 11, 2002 (the “Rights Agreement”), between ITRON, INC., a Washington corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company (the “Rights Agent”), unless the Rights evidenced hereby have been previously redeemed by the Company, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Spokane, Washington time, on December 11, 2012 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth (1/100) of a fully paid non-assessable share of Series R Participating Cumulative Preferred Stock, without par value (the “Preferred Shares”), of the Company, at a purchase price of $160.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one-hundredths of a Preferred Share that may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of December 11, 2002, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

If the Rights evidenced by this Rights Certificate are at any time beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall be null and void and nontransferable and the holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such Right.

This Rights Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price (in cash or shares of Common Stock or other securities of the Company deemed by the Company’s Board of Directors to be at least equivalent in value) of $0.01 per Right (subject to adjustment, as provided in the Rights Agreement) or (ii) may be exchanged in whole or in part for shares of the Company's Common Stock, without par value, or for Preferred Shares.

The Company may, but shall not be required to, issue fractions of Preferred Shares or distribute certificates that evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-hundredth (1/100) of a share or any integral multiple thereof or to issue certificates or utilize a depository arrangement as provided in the terms of the Rights Agreement and the Preferred Shares.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting, shareholders (except as provided in the Rights Agreement), or to receive dividends or subscriptions rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal, if any. Dated as of                     .

ITRON, INC.

By:
Its:

[CORPORATE SEAL]

COUNTERSIGNED:

Mellon Investor Services LLC as Rights Agent

By:

    Its:

—Form of Reverse Side of Rights Certificate—

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate)

FOR VALUE RECEIVED                                                                                                                                                                 hereby sells, assigns and transfer unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                      as attorney, to transfer this Rights Certificate on the books of the within-named Company, with full power of substitution.

The undersigned hereby certifies that (1) the Rights evidenced by this Rights Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Rights Certificate is not being sold, assigned or transferred to or on behalf of any such Acquiring Person, Affiliate or Associate, and (3) after inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated:

Signature:

Signature Guarantee*

*	Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

—Form of Reverse Side of Rights Certificate—

(continued)

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Rights Certificate)

To: ITRON, INC.

The undersigned hereby irrevocably elects to exercise                      Rights represented by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

The undersigned hereby certifies that (1) the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), and (2) after inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated:

Signature:

Signature Guarantee*

*	Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

—Form of Reverse Side of Rights Certificate—

(continued)

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written on the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.